N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Envision Growth

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	63,059		0.18		390,988	11.13
Class B	46,488		0.13		355,500	11.12
Class C	10,901		0.13		86,147		11.12
Class I	354		0.19		2,045		11.12

Evergreen Envision Growth and Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	100,208	 0.22	  541,536	10.75
Class B	  34,730	0.17	 239,563	10.74
Class C      	    9,062	  0.18	     60,633	10.73
Class I	       508	 0.23	   3,563	10.74




Evergreen Envision Income

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	13,092		0.23		106,046	10.49
Class B	15,688		0.20		83,130		10.47
Class C	6,656		0.20		30,051		10.47
Class I	195		0.26		1,220		10.48

Evergreen Asset Allocation Fund

		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	100,500,599	0.44		261,482,305	14.81
Class B	44,865,016	0.33		139,924,359	14.65
Class C	91,018,591	0.33		284,896,814	14.39
Class I	8,454,218	0.48		18,309,998	14.90
Class R	252,627	0.41		647,915	14.73